SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CB BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[CB BANCSHARES LETTERHEAD]

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

     Notice is hereby given that the 2003 annual meeting (the “Meeting”) of stockholders of CB Bancshares, Inc. (“Bancshares”), will be held on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii, on Thursday, April 24, 2003, at 9:00 a.m., Hawaii Standard Time, for the purposes of considering and voting upon the following matters:

1.	To elect four (4) Class II Directors to serve until the 2006 annual meeting of stockholders and until their successors are elected.

2.	To approve an amendment to the Bancshares Stock Compensation Plan extending the term of the Plan and increasing the number of shares available for grant.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 4, 2003, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Caryn S. Morita Corporate Secretary

Honolulu, Hawaii
March 13, 2003

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

CB BANCSHARES, INC.
201 Merchant Street
Honolulu, Hawaii 96813

PROXY STATEMENT
2003 Annual Meeting of Stockholders
April 24, 2003

     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. (“Bancshares”) to be used for voting at the 2003 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the “Meeting”), which will be held on Thursday, April 24, 2003, at 9:00 a.m., Hawaii Standard Time, on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders of Bancshares on or about March 13, 2003.

     The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

VOTING RIGHTS

     Only holders of Bancshares’ common stock (“Common Stock”) of record at the close of business (4:00 p.m., Hawaii Standard Time) on March 4, 2003 (the “Record Date”), are entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,902,309 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Common Stock.

VOTING BY PROXY

     Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board’s nominees for Class II directors. If for any reason a nominee should decline or be unable to stand for election at the 2003 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board’s nominees, may in their discretion vote for another candidate. The Board of Directors has appointed directors Colbert M. Matsumoto, Mike K. Sayama, and Maurice H. Yamasato, to act as proxies on behalf of the Board of Directors.

     Before the annual meeting, the Bancshares’ Board of Directors will appoint inspectors of the election. The inspectors will tally all votes cast in person or by proxy for the election of directors. With respect to the election of directors and other actions, abstentions and broker non-votes will not be counted as either a vote for or against and thus abstentions and broker non-votes will have no effect on the outcome of voting. Directors will be elected upon receiving a plurality of the votes cast in person or by proxy at the annual meeting, provided a quorum is present. All other action taken at the meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action, provided that a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented.

     A stockholder may revoke his or her proxy at any time before its exercise by filing with the Secretary of Bancshares or the presiding officer of the meeting a written notice of revocation. A stockholder attending the 2003 annual meeting may revoke his or her proxy in person at the meeting at any time before its exercise, and a stockholder’s proxy may be revoked or superseded by a duly executed proxy of later date.

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

ELECTION OF DIRECTORS

     Bancshares’ Board of Directors are divided into three (3) classes, CLASS I consisting of four (4) directors (one director’s seat is vacant in Class I), CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The Articles of Incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 2003 annual meeting, four (4) Class II directors are to be elected to serve until the 2006 annual meeting of stockholders and until their respective successors have been elected.

     The Board of Directors’ four nominees for Class II directors are Donald J. Andres, Ronald K. Migita, Calvin K. Y. Say, and Dwight L. Yoshimura. Mr. Andres is an incumbent director of Bancshares. Mr. Migita is an incumbent director of Bancshares and currently a director of City Bank (the “Bank”). Mr. Say is an incumbent director of Bancshares and currently a director of the Bank. Mr. Yoshimura is an incumbent director of Bancshares and currently a director of the Bank.

THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS FOUR NOMINEES FOR CLASS II DIRECTORS

     Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors’ four (4) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for election at the 2003 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

     The following table sets forth certain information as of March 4, 2003 as to each nominee for Class I, Class II and Class III director now in office, executive officers, and for all executive officers and directors of Bancshares, as a group. Unless otherwise noted, each person listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power. Beneficial ownership has been computed in accordance with Securities and Exchange Commission rules, and it does not necessarily indicate beneficial ownership for any other purpose.

	Year
	First	Common Stock
Name, Age, Principal Occupation During Past Five Years, and Other	Elected a	Beneficially	Percent of
Directorships	Director	Owned	Class

NOMINEES FOR ELECTION AS CLASS II DIRECTORS – TERMS TO EXPIRE IN 2006
ANDRES, DONALD J. (61)	1997	10,386[6]	*

Certified Public Accountant, Donald J. Andres, CPA since December 1997; Director and Executive Vice President, M. A. Schapiro & Co., Inc. from May 1994 to December 1998. Director of Bancshares since April 1997.

MIGITA, RONALD K. (61)	1997	50,976[7]	1.30%

President and Chief Executive Officer of Bancshares since April 1997; Vice Chairman and Chief Executive Officer of the Bank since April 1997; President of the Bank from August 1998 to June 2000; Vice Chairman and Chief Executive Officer of International Savings and Loan Association, Limited (“ISL”) from April 1997 to June 2000. Director of Bancshares since April 1997 and Bank since August 1995.

SAY, CALVIN K. Y. (51)	2000	4,730[1]	*

Speaker, Hawaii House of Representatives since 1998; Chairman, Hawaii House Committee on Finance and Vice Chairman Legislative Management Committee from 1993 to 1998; Director of the Bank since July 2000; Director of Bancshares since April 2000.

YOSHIMURA, DWIGHT L. (48)	1999	4,730[1]	*

Senior Vice President and General Manager, GGP Limited Partnership since October 1991; Director of ISL from May 1998 to June 2000; Director of the Bank since August 1999; Director of Bancshares since January 1999.

CLASS I DIRECTORS – TERMS TO EXPIRE IN 2005
MATSUMOTO, COLBERT M. (50)	1999	26,079[1,2,3]	*

Chairman and Chief Executive Officer of Island Insurance Co., Ltd.; Director of Bancshares since April 1999; Director of the Bank since April 1998; Director of Island Holdings, Inc. and Island Insurance Co., Ltd. since 1999; Attorney at Matsumoto LaFountaine & Chow, AAL, ALC from August 1994 to December 1998.

TOKIOKA, LIONEL Y. (68)	1994	38,278[2,4]	*

Chairman of the Board of Bancshares and Bank since April 1999; Chairman of the Board of ISL from April 1997 to June 2000; Vice Chairman of the Board of ISL from April 1994 to April 1997. Director of Island Holdings, Inc. since 1995; Director of Island Insurance Co., Ltd. since 1994.

YAMASATO, MAURICE H. (60)	2002	4,924[5]	*
President of Yamasato Fujiwara Higa & Associates, Inc. since 1987; Director of Bancshares since April 2002; Director of the Bank since April 1997.

	Year
	First	Common Stock
Name, Age, Principal Occupation During Past Five Years, and Other	Elected a	Beneficially	Percent of
Directorships	Director	Owned	Class

CLASS III DIRECTORS – TERMS TO EXPIRE IN 2004
FUCHU, TOMIO (64)	1995	4,730[1]	*

Director of Dart Coffee, Inc. since December 2000; Director of Kyokuto Securities Co., Ltd. from July 2000 to June 2001; Chairman of Kyokuto Securities Co., Ltd. from July 1995 to June 2000; Director of the Bank since August 1995; Director of Bancshares since August 1995.

KURISU, DUANE K. (49)	2000	5,940[1]	*
Partner of Kurisu and Fergus since 1985; Director of the Bank since April 1999; Director of Bancshares since April 2001.
SAYAMA, MIKE K. (49)	2000	4,730[8]	*

Vice President of Customer Relations of Hawaii Medical Service Association since 1997; Area Director of Hawaii Biodyne from 1991 to August 1997; Director of the Bank since July 2000; Director of Bancshares since April 2001.

EXECUTIVE OFFICERS
LIM, RICHARD C. (51)	N/A	32,241[9]	*

President and Chief Operating Officer of the Bank since July 2000; Director of the Bank since April 2002; Executive Vice President and Chief Operating Officer of the Bank from July 1998 to June 2000; President and Chief Operating Officer of ISL from February 1997 to June 2000; Executive Vice President of the Bank from June 1998 to July 1998.

HIRATA, DEAN K. (45)	N/A	10,029[10]	*

Senior Vice President and Chief Financial Officer of Bancshares and the Bank since March 1999; Executive Vice President and Chief Financial Officer of the Bank since May 2002; Senior Vice President and Chief Financial Officer of the Bank from March 1999 to May 2002; Senior Vice President and Chief Financial Officer of ISL from March 1999 to June 2000; Senior Vice President and Controller of First Hawaiian Bank from 1990 to March 1999.

TAKEI, JASEN H. (40)	N/A	26,538[11]	*
Executive Vice President of the Bank since May 2002; Senior Vice President of the Bank from July 2000 to May 2002; Senior Vice President of ISL for more than five years prior to July 2000.
KUNIMOTO, WARREN Y. (51)	N/A	21,239[12]	*
Executive Vice President of the Bank since May 2002; Senior Vice President of the Bank from June 1997 to May 2002; Executive Vice President of ISL from 1990 to June 1997.

Directors and Executive Officers as a group (14 persons)		225,836	5.62%

[1]	These shares include 4,730 shares held under exercisable options.

[2]	Includes 19,714 shares of Bancshares common stock owned by Island Insurance Co., Ltd. Colbert M. Matsumoto and Lionel Y. Tokioka, directors of Bancshares, are also directors of Island Insurance Co., Ltd; as such, they may be deemed to share voting and dispositive power with respect to those 19,714 shares. Messrs. Matsumoto and Tokioka disclaim beneficial ownership of those 19,714 shares.

[3]	Includes 425 shares owned by Island Holdings, Inc. Profit Sharing 401(k) Plan. Colbert M. Matsumoto is a member of the Administrative Committee of Island Holdings, Inc. Profit Sharing 401(k) Plan; as such, he may be deemed to share voting and dispositive power with respect to those 425 shares. Mr. Matsumoto disclaims beneficial ownership of those 425 shares.

[4]	Of the 38,278 shares beneficially owned by Lionel Y. Tokioka, 4,730 shares are held under exercisable options. Not included in the 38,278 shares owned by Mr. Tokioka are 1,060 shares owned by Thym, Inc., a related corporation, and 1,492 shares owned by his spouse, as to which he disclaims any beneficial ownership.

[5]	Of the 4,924 shares beneficially owned by Maurice H.Yamasato, 2,310 shares are held under exercisable options.

[6]	Of the 10,386 shares beneficially owned by Donald J. Andres, 2,026 shares are owned jointly with his former spouse as to which he shares voting and investment power, 1,210 shares are owned by Mr. Andres, 2,420 shares are owned by a family limited partnership, as to which he exercises sole voting and investment power, and 4,730 shares are held under exercisable options.

[7]	Of 50,976 shares beneficially owned by Ronald K. Migita, 19,575 shares are held by a trust with Mr. Migita and his spouse as co-trustees, as to which he shares voting and investment power, 2,966 shares are owned by Mr. Migita and 27,401 shares are held under exercisable options. Of the 2,966 shares owned by Mr. Migita, 1,034 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

[8]	Of the 4,730 shares beneficially owned by Mike K. Sayama, 4,565 shares are held under exercisable options.

[9]	Mr. Lim beneficially owned 32,241 shares of Common Stock, which included 1,513 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 16,862 shares held under exercisable options.

[10]	Mr. Hirata beneficially owned 10,029 shares of Common Stock, which included 477 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 5,702 shares held under exercisable options.

[11]	Mr. Takei beneficially owned 26,538 shares of Common Stock, which included 1,004 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 15,902 shares held under exercisable options.

[12]	Mr. Kunimoto beneficially owned 21,239 shares of Common Stock, which included 878 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 12,784 shares held under exercisable options.

*	Less than 1%.

Compensation of Named Executive Officers

     The following table sets forth all compensation paid or payable for the years 2000 to 2002 by Bancshares or its subsidiaries to Bancshares’ Chief Executive Officer in 2002, and the four other most highly compensated executive officers of Bancshares and its subsidiaries. All executive officers hold their offices at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

						Long Term
		Annual Compensation				Compensation

						Awards

				Other Annual		Securities
				Compensation		Underlying	All Other
Name and Principal Positions Held	Year	Salary ($)	Bonus ($)	($)		Options/SARs (#)[1]	Compensation ($)

Ronald K. Migita	2002	$257,520	$250,000	*		13,749	$97,957	[2]
President and Chief Executive	2001	$257,520	$250,000	*		18,148	$11,799
Officer of Bancshares since 1997;	2000	$250,008	$200,000	*		18,148	$12,478
Vice Chairman and Chief Executive Officer of the Bank since April 1977
Richard C. Lim	2002	$210,000	$250,000	*		13,749	$19,002	[3]
President and Chief Operating	2001	$209,170	$250,000	*		15,123	$11,098
Officer of the Bank since July 2000	2000	$200,040	$175,000	*		15,123	$11,778
Dean K. Hirata	2002	$132,600	$66,000	$46,252	[4]	8,799	$12,915	[5]
Senior Vice President and Chief	2001	$132,280	$66,000	*		8,468	$8,946
Financial Officer of Bancshares	2000	$128,450	$45,000	*		9,073	$9,242
since March 1999 and Executive Vice President and Chief Financial Officer of the Bank from March 1999 to May 2002
Jasen H. Takei	2002	$124,200	$62,000	$46,282	[6]	7,149	$12,074	[7]
Executive Vice President of the	2001	$123,850	$62,000	*		6,048	$8,543
Bank since May 2002, Senior Vice	2000	$120,000	$48,000	*		6,048	$8,726
President of the Bank from July 2000 to May 2002
Warren Y. Kunimoto	2002	$100,200	$50,000	$47,085	[8]	6,599	$10,239	[9]
Executive Vice President of the	2001	$99,950	$40,000	*		6,048	$7,103
Bank since May 2002, Senior Vice	2000	$96,885	$44,000	*		6,048	$13,128
President of the Bank from June 1997 to May 2002

[1]	Stock options adjusted to reflect stock dividends issued in 2001 and 2002.

[2]	Includes allocations to Mr. Migita under the Company’s Executive Deferred Compensation Agreement, 401-(k) and ESOP plans, imputed income on term life insurance benefits of $77,173, $7,974, $10,705 and $2,105, respectively.

[3]	Includes allocations to Mr. Lim under the Company’s 401-(k) and ESOP plans and imputed income on term life insurance benefits of $7,467, $10,705 and $830, respectively.

[4]	Includes Mr. Hirata’s country club initiation fee of $22,000 and income tax reimbursements totaling $16,723.

[5]	Includes allocations to Mr. Hirata under the Company’s 401-(k) and ESOP plans and imputed income on term life insurance benefits of $5,445, $7,098 and $372, respectively.

[6]	Includes Mr. Takei’s country club initiation fee of $22,000 and income tax reimbursements totaling $17,502.

[7]	Includes allocations to Mr. Takei under the Company’s 401-(k) and ESOP plans and imputed income on term life insurance benefits of $5,193, $6,648 and $233, respectively.

[8]	Includes Mr. Kunimoto’s country club initiation fee of $22,000 and income tax reimbursements totaling $17,555.

[9]	Includes allocations to Mr. Kunimoto under the Company’s 401-(k) and ESOP plans and imputed income on term life insurance benefits of $4,473, $5,363 and $403, respectively.

*	Amounts less than 10% of executive’s annual compensation.

Stock Options

     The following table sets forth information concerning the grant of stock options during the last fiscal year to the above named executive officers under Bancshares Stock Compensation Plan (“Stock Compensation Plan”).

Option/SAR Grants In Last Fiscal Year

	Individual Grants

	Number of
	Securities				Potential Realizable Value at
	Underlying	Percent of Total			Assumed Annual Rates of
	Options/	Options/SARs			Stock Price Appreciation for
	SARs	Granted to	Exercise or		Option Term (10 years)
	Granted[1]	Employees	Base Price	Expiration
Name	(#)[2]	in Fiscal Year	($/Sh)[3]	Date	5% ($)	10% ($)

Ronald K. Migita	13,749	16.7%	$38.45	6/06/2012	$332,465	$842,530
Richard C. Lim	13,749	16.7%	$38.45	6/06/2012	$332,465	$842,530
Dean K. Hirata	8,799	10.7%	$38.45	6/06/2012	$212,769	$539,197
Jasen H. Takei	7,149	8.7%	$38.45	6/06/2012	$172,870	$438,086
Warren Y. Kunimoto	6,599	8.0%	$38.45	6/06/2012	$159,570	$404,383

[1]	All options were granted on June 6, 2002.

[2]	Stock options become exercisable three years after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries through the three-year period beginning on the date of the grant.

[3]	The exercise price for the incentive stock options is the closing sales price for Common Stock on June 6, 2002.

     The following table sets forth information concerning outstanding stock options to purchase Bancshares Common Stock under the Stock Compensation Plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs at FY-End	Options/SARs at FY-End
	Acquired		(#)	($)
	on	Value
	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Ronald K. Migita	60,919	$760,232	27,401 / 13,749	$196,409 / $55,897
Richard C. Lim	41,208	$451,488	16,862 / 13,749	$167,619 / $55,897
Dean K. Hirata	11,839	$139,362	5,702 / 8,799	$104,758 / $35,772
Jasen H. Takei	10,101	$119,620	15,902 / 7,149	$219,202 / $29,064
Warren Y. Kunimoto	9,592	$124,493	12,784 / 6,599	$199,380 / $26,828

     In-the-money options are those where the $42.52 fair market value on December 31, 2002 of the underlying securities exceeded the exercise or base price of the option.

Supplemental Executive Retirement Plan

     Effective as of June 1, 2002, Bancshares has entered into Supplemental Executive Retirement Plan Agreements (“SERP”) with certain of its executives. The Agreements constitute nonqualified retirement benefit arrangements established for the purpose of supplementing the benefits that such executives may receive under the qualified retirement plans maintained by Bancshares. For Mr. Migita, the SERP provides a projected annual benefit in the event of termination of employment at age 65 (“normal retirement date”) equal to $50,000 payable in monthly installments over 18 years. For Messrs. Lim, Hirata, Kunimoto, and Takei, the SERP provides a projected annual benefit in the event of termination of employment at normal retirement date equal to 65% of final average compensation, less 50% of the executive’s social security benefit and less the pension benefits payable under any Bancshares (or ISL) qualified retirement plan, payable to the executive in the form of a life annuity. The 65% formula is reduced 2.5% of each year of service less than 25 years of service and increased by 2.5% for each year of service exceeding 25 years of service (subject to a maximum adjusted percentage of 70%). For this purpose, final average compensation means the average base salary plus bonus for the five year period preceding the executive’s termination of employment, and years of service means all years of service from the date of hire. In the event of the executive’s termination of employment prior to normal retirement date, the executive is entitled to the amount of the SERP benefit accrued as of the termination date, and the actuarial equivalent value of such benefit will be paid commencing as of the normal retirement date in the form of monthly installments over 18 years. In the event of the executive’s termination of employment prior to normal retirement date due to disability, or involuntary termination of employment prior to normal retirement date and within three years following a “change of control” (generally within the meaning of the Change of Agreements described below), the executive is generally entitled to a SERP benefit payable at normal retirement date equal to the full SERP benefit that he would have received had he remained in the employ of Bancshares and retired at his normal retirement date. The actuarial equivalent value of the SERP benefit due to disability will be paid commencing as of the normal retirement date in the form of monthly installments over 18 years. In the case of a SERP benefit payable due to a termination of employment on or after normal retirement date or due to a change of control, the executive may elect at the time of establishment of the SERP among alternative distribution options commencing at various times (including, lump sum payment, monthly installment payments over a specified term, and joint and 50% or 100% survivor annuity). In the event of the death of the executive during his employment, the executive’s designated beneficiary is generally entitled to the full SERP benefit that the executive would have received had he remained in the employ of Bancshares and retired at his normal retirement date, but the actuarial equivalent value of such benefit will be payable commencing at the time of death in monthly installments over 20 years. Generally, in the case of a termination of employment for reasons other than disability, death, or change of control, the SERP benefit is subject to vesting over a ten-year period (less than 4 years-0% vesting, 4 years-10%, 5 years-20%, 6 years-30%, 7 years-45%, 8 years-60%, 9 years-80%, and 10 or more years-100%), with the exception of Mr. Migita’s SERP benefit which is fully vested due to his established years of service. The estimated annual benefit under the SERP formula payable at normal retirement date in the form of a life annuity (without application of the offset for an executive’s social security benefit and pension benefit), and based on assumed final average compensation and years of service (exclusive of Mr. Migita’s SERP benefit which is determined as the above stated fixed dollar amount), is described in the table below. As of December 31, 2002, the current covered compensation is comprised of the salary and bonus amounts reflected in the summary compensation table and their years of service are as follows: Mr. Lim 26 years of service; Mr. Hirata 3 years of service; Mr. Kunimoto 18 years of service; and Mr. Takei 14 years of service.

Pension Plan Table

	Years of Service
Final Avg
Compensation	15	20	25	30	35

$200,000	$80,000	$105,000	$130,000	$140,000	$140,000
$250,000	$100,000	$131,250	$162,500	$175,000	$175,000
$300,000	$120,000	$157,500	$195,000	$210,000	$210,000
$350,000	$140,000	$183,750	$227,500	$245,000	$245,000
$400,000	$160,000	$210,000	$260,000	$280,000	$280,000
$450,000	$180,000	$236,250	$292,500	$315,000	$315,000
$500,000	$200,000	$262,500	$325,000	$350,000	$350,000
$550,000	$220,000	$288,750	$357,500	$385,000	$385,000
$600,000	$240,000	$315,000	$390,000	$420,000	$420,000
$650,000	$260,000	$341,250	$422,500	$455,000	$455,000
$700,000	$280,000	$367,500	$455,000	$490,000	$490,000
$750,000	$300,000	$393,750	$487,500	$525,000	$525,000
$800,000	$320,000	$420,000	$520,000	$560,000	$560,000
$850,000	$340,000	$446,250	$552,500	$595,000	$595,000

Deferred Compensation Agreement

     Effective as of June 1, 2002, Bancshares has established the CB Bancshares, Inc. Executive Deferred Compensation Agreement for Ronald K Migita (“Deferred Compensation Agreement”). Under the Deferred Compensation Agreement, an account is maintained on behalf of Mr. Migita to which the annual amount of $130,000, along with earnings based upon an annual interest rate of 7%, is credited. In the event of termination of employment on or after age 65 (“normal retirement date”), Mr. Migita is entitled to the payment of the balance of his account in the form of alternative distribution options as he may elect at time of the establishment of the Deferred Compensation Agreement (including, lump sum payment, monthly installment payments over a specified term, and joint and 50% or 100% survivor annuity). In the event of his termination of employment prior to normal retirement date, Mr. Migita is entitled to the payment of the balance of his account in the form of monthly installments over 18 years. However, in the event of his involuntary termination of employment prior to normal retirement date and within three years following a “change of control” (generally within the meaning of the Change of Agreements described below), the account balance is valued as the amount Mr. Migita would have received had he remained in the employ of Bancshares and retired on his normal retirement date, and such amount is payable in the form of the alternative distribution options that he may elect at the time of the establishment of the Deferred Compensation Agreement (including, lump sum payment and monthly installment payments over a specified term). In the event of the death of Mr. Migita during his employment, the account balance is valued in the same manner as in the case of a change of control and payable to his designated beneficiary.

Change of Control Agreements

     On March 28, 1996, the Board of Directors of Bancshares approved and adopted Change of Control Agreements with five senior executives of Bancshares, including Ronald K. Migita (the “CBBI Executives’ Agreement”). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight senior executives (the “Bank Executives’ Agreement”). On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the “ISL Executives’ Agreement”), including Warren Y. Kunimoto, Richard C. Lim and Jasen H. Takei. On July 1, 2000, ISL was merged with and into the Bank. The ISL Executives’ Agreement remains effective as assumed by the Bank as part of the merger. On May 13, 1999, the Board of Directors of the Bank approved and adopted a Change of Control Agreement with Dean K. Hirata. The CBBI Executives’ Agreements, the Bank Executives’ Agreements and the ISL Executives’ Agreements are collectively referred to below as a “Change of Control Agreement” and collectively “Change of Control Agreements.” An executive who is a party to the Change of Control Agreements is referred to below as an “Executive,” and collectively the “Executives.” Bancshares, the Bank and ISL are sometimes referred to below as the “Employer.” As of the date of this Proxy Statement, Change of Control Agreements remain in effect for a total of eight (8) executives of Bancshares and the Bank.

     The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives. The Change of Control Agreements become operational upon the occurrence of a “Change of Control,” (the “Effective Date”). For the Change of Control Agreements, a Change of Control occurs when (i) a person acquires 20% or more of Bancshares’ voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a “Transaction”), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares’ voting power in the resulting entity; or (iii) within any 24-month period beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors.

     In the event of a Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three-year period commencing on the Effective Date (the “Employment Period”), in a commensurate position, with commensurate duties, as held 90 days before the Effective Date; (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date; (iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal to the highest level of participation received during the 90-day period prior to the Effective Date.

     Upon an Executive’s death, the Change of Control Agreement will automatically terminate. The Employer may terminate the Change of Control Agreements for an Executive, after having established that Executive’s disability and giving that Executive required notice. Following a Change of Control, an Executive may terminate the Change of Control Agreement for any reason on 30-day’s written notice. The Employer may terminate the Change of Control Agreement for cause.

     The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreements to the date of death, including full base salary, annual prorated bonus and deferred compensation, and any other amounts owed under the Employer’s employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

     If the Change of Control Agreement is terminated by the Employer, other than for cause, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (i) the Executive’s base salary through the date of termination; (ii) a cash amount equal to 2.99 times the sum of: (a) the Executive’s average annual base salary, as defined (based on the average of the five most recent taxable years); (b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the

Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amounts being subject to proration based on the number of months remaining in the Employment Period; (iii) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer for the remainder of the Employment Period if he had continued in the employ of the Employer for the remainder of the Employment Period, and (y) any amounts actually paid under any such plan with respect to such awards: (iv) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer’s employ for the remainder of the Employment Period; and (v) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (ii)(a), (ii)(b) or (iv) above is reduced by any amount paid to the Executive under Bancshares’ severance procedures and guidelines or any agreement related thereto.

     The Change of Control Agreements for selected Executives Messrs. Migita, Lim, Takei, Kunimoto, and Hirata were amended to provide that if any benefit payable under the Agreement would create an excise tax under the excess parachute rules of Code Sections 280G and 4999, the Employer will pay to the Executive an additional amount (the “Gross-up”) equal to the excise penalty tax amount divided by the sum of one minus the sum of the penalty tax rate plus the executive’s marginal income tax rate. The Gross-up will be paid in a lump sum within 60 days of termination of employment following a Change of Control. In the event the Internal Revenue Service adjusts the excise tax computation of the Employer, such that the Executive is liable for the payment of a greater excise tax under Code Sections 280G and 4999, or such that the Executive does not receive the full benefit that he would have received, the Employer will reimburse the Executive for the full amount necessary to make the Executive whole, including the value of the excise tax and all corresponding interest and penalties due to the Internal Revenue Service.

     With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Employer with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (i) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock subject to such options and (ii) the product of (a) the excess of (x) the amount determined under sub-clause (i)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock taken into account above is appropriately reduced.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee (the “Committee”) considers compensation for executive officers of Bancshares and certain officers of the Bank and makes recommendation for approval by Bancshares’ Board of Directors.

     The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison with banks and other financial institutions and business organizations of comparable size and complexity to Bancshares. Bancshares’ executive compensation program is comprised of four elements:

•	annual base salary;

•	annual bonus awards;

•	supplemental executive retirement plan

•	deferred compensation; and

•	stock compensation awards.

     Base Salaries. In determining the level of base salary for executive officers, the Committee evaluates a number of factors, including the span of control of each executive as well as the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. In addition, the Committee avails itself of salary surveys prepared by external organizations for comparison purposes. There is no specific weighing of factors or objective formula by which the Committee applies these factors.

     Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Committee evaluates the executive officer’s administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

     Financial Factors. In examining the financial performance of Bancshares and its subsidiaries, the Committee specifically examines, among other things, the amount of revenue and net income generated by Bancshares and its subsidiaries, earnings per share, the increase or decrease in total assets of Bancshares, appreciation in Bancshares’ stock price, if any, and other increases in shareholder value, the growth rate of Bancshares and its subsidiaries, and how such indicators compare to those of other comparable financial institutions.

     Related Business Factors. The Committee also analyzes related business indicators such as an executive officer’s relationship with other businesses on a local, national and international level, an executive officer’s community involvement, the public image and reputation projected by the executive officer, the executive officer’s communication skills, and the executive officer’s relationship with stockholders, employees and government regulators.

     Bonus Awards. In determining bonus payments, the Committee generally follows a bonus compensation program which focuses on specific performance measurements and achievement of strategic and tactical goals. Selected officers in addition to Mr. Migita and Mr. Lim received bonuses commensurate with their level of goal attainment.

     Stock Compensation Awards. The Bancshares Stock Compensation Plan was initially approved in 1995 to provide awards of stock option grants to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares’ stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives and other key employees who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and reviews recommendations of the executive officers which in turn are recommended to the Bancshares Board of Directors based on the experience, achievements and anticipated future contributions to Bancshares of employees reviewed by the Committee. Stock compensation awards are not automatically granted every year.

     Chief Executive Officer Compensation. The Compensation Committee followed the same general compensation policy described above for all executives to determine Mr. Migita’s compensation. Together with Mr. Migita’s annual base salary (which remained the same in 2002), the Committee awarded him a discretionary bonus of $250,000 and a stock option of 13,749 shares based on the attainment of certain financial and operational objectives as determined by the Compensation Committee.

     Deductibility of Executive Compensation. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable years commencing on or after January 1, 1994. This legislation generally limits Bancshares’ executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 2002 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Committee intends to consider Section 162(m) and its effects on Bancshares’ executive compensation program when evaluating future compensation.

Compensation Committee Interlocks and Insider Participation

     During the last fiscal year, the following persons served as a member of the Compensation Committee of Bancshares’ Board of Directors:

Colbert M. Matsumoto, Chairman
Mike K. Sayama, Vice-Chairman
Lionel Y. Tokioka
Maurice H. Yamasato
Dwight L. Yoshimura

     Colbert M. Matsumoto and Lionel Y. Tokioka serve on the Board of Directors of Island Holdings, Inc. Lionel Y. Tokioka serves on the Compensation Committee of Island Holdings, Inc., which considers the compensation of Colbert M. Matsumoto, who is the Chairman and Chief Executive Officer of Island Insurance Co., Ltd., a wholly-owned subsidiary of Island Holdings, Inc.

Financial Performance

     The following graph summarizes the cumulative return experienced by Bancshares’ stockholders over the years 1998 through 2002, compared to the CRSP Index for the NASDAQ Stock Market and Peer Group.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CB BANCSHARES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

DOLLARS
300
250
200
150
100
50
0
CB BANCSHARES, INC.
NASDAQ STOCK MARKET (U.S.)
PEER GROUP

* $100 invested on 12/31/97 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

(Performance results through 12/31/02)

	12/97	12/98	12/99	12/00	12/01	12/02

CB Bancshares	100	71.13	68.30	60.97	92.59	123.84
Peer Group	100	100.20	86.59	85.93	124.25	158.74
NASDAQ	100	140.99	261.48	157.42	124.89	86.33

Peer Group consists of:	CPB Inc. and Bank of Hawaii Corporation. Bancwest Corporation, which ceased to be a publicly traded company, is no longer included in the peer group.

•	Assumes $100 invested on December 31, 1997 in Common Stock, NASDAQ Stock Market (U.S.) Index and Peer Group.

•	Total return assumes reinvestment of dividends.

•	Fiscal year ending December 31.

[Source: Research Data Group]

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

Compensation of Directors

     Each person (other than employees of Bancshares and its subsidiaries who do not receive any retainer) who served as a director of Bancshares or the Bank Boards of Directors received an annual retainer of $10,000 for each Board upon which he serves. Each member of the Board of Directors of Bancshares and the Bank received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each chairman of a standing committee of the Boards of Directors of Bancshares and the Bank also received an annual retainer of (i) $2,500 for the Audit Committee; (ii) $1,500 for the Compensation Committee; (iii) $2,500 for the Executive Committee; (iv) $1,000 for the Nominating Committee; and (v) $3,500 for the Senior Loan Committee. The Chairman of the Board of Bancshares also received an additional annual retainer of $175,000. Employees of Bancshares and its subsidiaries received no meeting fees for any Board of Director or committee meetings attended.

Directors’ Deferred Compensation Plan

     Bancshares maintains a Directors Deferred Compensation Plan (the “DCP”) under which each director may elect to defer all or a portion no less than a ratable 50% of the annual retainer fees and meeting fees. Distribution will be made in a single lump sum within ten years following termination, or in equal annual installments over a period of years, not to exceed ten. Under the DCP, deferred amounts may be credited to either a regular account or a company stock account. The amount allocated to the regular account is treated as if such amount were ratably credited each plan year with interest in an amount equal to the interest rate payable on a City Bank one year certificate of deposit issued as of the first day of the plan year. The amount allocated to the company stock account is treated as if such amount were invested in shares of Common Stock.

Directors’ Stock Option Plan

     Bancshares maintains a Directors’ Stock Option Plan under which each director may be entitled to a grant of options as may be determined at the discretion of the Compensation Committee. The options are for the purchase of restricted stock at a price equal to the fair market value of Common Stock at the date of grant. The options generally expire three months following the date on which the director terminates service for reasons other than death or disability, and expire one year following termination due to death or disability. The restricted stock is subject to voting and dividend rights but is generally nontransferable during a restriction period that ends upon the director’s last consecutive term as a director, at death, upon disability, upon change of control (generally within the meaning of the Change of Control Agreements described above), or upon removal from office by shareholders without cause. Restricted stock is forfeited in the event the director ceases to serve as a director for any reason that does not cause a lapse of the restriction period.

Committees of the Board

     The Audit, Compensation and Nominating Committees of Bancshares’ Board of Directors are currently comprised of the following members:

Audit Committee:	Compensation Committee:	Nominating Committee:

Calvin K. Y. Say, Chairman Kenneth N. Sumimoto, Vice-Chairman Donald J. Andres Colbert M. Matsumoto Lionel Y. Tokioka Dwight L. Yoshimura	Colbert M. Matsumoto, Chairman Mike K. Sayama, Vice-Chairman Lionel Y. Tokioka Maurice H. Yamasato Dwight L. Yoshimura	Maurice H. Yamasato, Chairman Calvin K. Y. Say, Vice-Chairman Mike K. Sayama

     The Audit Committee met five times during 2002. The Audit Committee responsibilities include recommending to the Board the engagement and discharge of independent auditors of the financial statements of Bancshares, reviewing the professional service provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees, reviewing the adequacy of the system of internal accounting controls, reviewing the results of procedures for internal auditing and consulting with the internal auditor with respect to all aspects of the internal auditing program. The Board of Directors has determined that the Audit Committee Members are able to read and understand fundamental financial statements, and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee’s Report appears below.

     The Nominating Committee solicits recommendations for prospective directors, reviews such nominees and presents to the Board proposed candidates for the office of director of Bancshares and its subsidiaries. The Board then proposes the slate of directors for submittal to the stockholders at the annual meetings of Bancshares and its subsidiaries. The Nominating Committee accepts recommendations from security holders that are timely submitted. The Nominating Committee met one time in 2002. To be eligible for election as a director, a written request that a person’s name be placed in nomination together with the written consent of such nominee to serve as director must be received by the Secretary from a stockholder of record who is entitled to notice of and to vote at any annual or special meeting of stockholders not less than thirty (30) days before the date fixed for such meeting.

     The Compensation Committee is charged with recommending to the entire Board the compensation to be paid to officers and key employees of Bancshares and the Bank and the compensation of members of the Board of Directors. The Compensation Committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards. The Compensation Committee met five times during 2002. The Compensation Committee’s Report on Executive Compensation for the fiscal year ended December 31, 2002 appears on page 13 of this Proxy Statement.

     The Board of Directors met seven times during the fiscal year ended December 31, 2002. Each Director attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors and by the committees on which the Director served.

Audit Committee Report

     The Board of Directors has determined that each of the six Audit Committee members are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer’s listing standards.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter was attached to the Proxy Statement for the 2001 Annual Stockholders Meeting.

     The Audit Committee is responsible for providing independent, objective oversight of Bancshares’ accounting and system of internal controls, the quality and integrity of Bancshares’ financial reports, and the independence and performance of Bancshares’ independent auditors. Management is responsible for Bancshares’ internal controls and the financial reporting process. KPMG LLP, certified public accountants, as Bancshares’ independent auditor and accountant, is responsible for performing an independent audit of Bancshares’ financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee monitors and oversees those processes.

     In connection with these responsibilities, the Audit Committee has reviewed and discussed Bancshares’ audited financial statements for the year ended December 31, 2002 with management and KPMG LLP, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Those matters include, among other things: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

     The Audit Committee believes in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with KPMG LLP its independence from Bancshares in connection with its audit of Bancshares’ most recent financial statements. The Audit Committee also has discussed with management of Bancshares and KPMG LLP such other matters and received such assurances from management, as the Audit Committee deemed appropriate.

     Based on that review and the various discussions noted above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the United States Securities and Exchange Commission (“SEC”). The Board of Directors has appointed KPMG LLP as Bancshares’ independent auditor for the fiscal year ending December 31, 2003.

     Aggregate fees that the Company has incurred for audit and non-audit services provided by KPMG LLP for fiscal year ended December 31, 2002 were:

Audit Fees	$188,000
Audit related fees (1)	12,600

Audit and audit related fees	200,600

Tax fees (2)	8,500
All other fees (3)	45,950

Total fees	$255,050

     Audit fees include only fees for audit services performed in accordance with auditing standards generally accepted in the United States of America and are the aggregate fees Bancshares will incur for professional services rendered in connection with the audit of Bancshares’ financial statements included in Bancshares’ Annual Report on Form 10-K for Fiscal Year 2002, as well as for the review of Bancshares’ financial statements included in Bancshares’ Quarterly Reports on Form 10-Q during Fiscal Year 2002.

(1)	Audit related fees consisted principally of fees for audits of financial statements of certain employee benefit plans.

(2)	Tax fees consisted of fees for tax services.

(3)	All other fees consisted of fees for lending review services.

     In accordance with the SEC’s auditor independence requirements, the Audit Committee has considered whether KPMG LLP’s provision of non-audit services to Bancshares is compatible with maintaining the independence of the auditors. The Audit Committee believes the foregoing expenditures are compatible with maintaining the independence of KPMG LLP as Bancshares’ principal independent auditor and accountant.

     This Audit Committee Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporated by reference all or any portion of this Proxy Statement, except to the extent that Bancshares specifically requests that this Audit Committee Report be specifically incorporated by reference. The information in this Audit Committee Report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act.

     MEMBERS OF THE AUDIT COMMITTEE

Donald J. Andres	Kenneth N. Sumimoto
Colbert M. Matsumoto	Lionel Y. Tokioka
Calvin K. Y. Say	Dwight L. Yoshimura

Indebtedness of Management

     Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive officers are associated, were customers of, and had banking transactions with the Bank in the ordinary course of the Bank’s business during 2002. Such loans totaled $6.0 million at December 31, 2002. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

STOCKHOLDER APPROVAL OF
AMENDMENT TO STOCK COMPENSATION PLAN

     Bancshares’ Board of Directors has approved, and recommends that stockholders approve, an amendment to the Bancshares Stock Compensation Plan (“Plan”) extending the term of the Plan and increasing the number of shares available for grant thereunder. The Plan was adopted and made effective as of September 16, 1994, and is scheduled to terminate on December 31, 2003. Currently, approximately 45,438 shares remain in the Plan for future awards, which is less than the estimated annual amount of awards under current award levels. The purposes of the Plan are to align the long-term financial interests of employees with that of Bancshares, and to attract, retain and motivate officers and employees. In order to maintain a vehicle for awards of equity compensation for executives and other employees and to ensure that sufficient shares are available for such awards, the Board desires to extend the term of the Plan for a ten-year period beginning on the date of stockholder approval and to reserve an additional 200,000 shares for the Plan. Set forth below is a description of the Plan.

Description of the Plan

     Administration. The Plan is administered by the Compensation Committee of Bancshares, which is comprised of two or more disinterested persons, as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and the Securities Exchange Act of 1934, as amended. The Committee has the discretionary authority to determine:

•	the employees to whom awards may be granted under the Plan;

•	whether and to what extent various types of awards are to be granted under the Plan;

•	the number of shares of stock to be covered by each award granted;

•	the terms and conditions, not inconsistent with the terms of the Plan, of any award granted, including but not limited to, the price and any restriction or limitation, any performance goals to be employed in prescribing the terms and conditions of an award, or any vesting acceleration or forfeiture waiver regarding any award or the shares of stock relating to the award, based on such factors as the Committee determines in its sole discretion; and

•	whether and under what circumstances any option to purchase shares of stock granted to an employee under the Plan may be exercised without a payment of cash.

     The Committee also has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable from time to time, to interpret the terms and provisions of the Plan and any award issued under the Plan and otherwise to supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan are final and binding on all persons, including Bancshares and employees who participate in the Plan.

     Authorized Shares. As of the effective date of the Plan, the maximum number of shares of common stock with respect to which awards could be granted under the Plan was 250,000. By approval of stockholders on April 30, 1998, an additional 150,000 shares were made available under the Plan. Currently, there are approximately 45,438 shares (after prior adjustments of reserved shares due to Bancshares’ stock dividends) available for future grant and, under the proposed amendment, an additional 200,000 shares will be reserved. The Plan provides that no more than 5% of shares subject to the Plan may be issued in one calendar year to any one participant under the Plan. The shares of common stock may be either authorized and unissued shares or issued shares which have been reacquired. In the event that any award previously granted under the Plan expires or terminates for any reason without having been exercised in full, the shares covered by such expired or terminated awards will be added to the shares otherwise available for awards.

     Eligibility. Awards may be granted under the Plan to any employee, including officers and other key employees, of Bancshares or its subsidiaries, as selected by the Compensation Committee in its sole discretion. The Committee may take into account the duties of the respective employees, their present and potential contribution to the success of Bancshares, their compensation and such other factors as the Committee deems relevant to accomplish the purposes of the Plan. An award will not be affected by an employee’s change of duties or position as long as the employee continues to be an employee of Bancshares or its subsidiaries.

     Award Agreements. Each award under the Plan will be on such terms and conditions as are determined by the Compensation Committee and contained in an agreement between Bancshares and each participant. Unless otherwise determined by the Committee, each award agreement will provide that if the participant to whom the award is granted does not remain in the employ of Bancshares or its subsidiaries for a period of one year from the date of the grant of the award, the participant will forfeit the right to exercise the award (or forfeit the shares of restricted shares of common stock granted to the participant), provided that the provisions of the Plan or any such award agreement will not be construed to confer upon any individual any right to continue in the employ of Bancshares or any of its subsidiaries or interfere in any way with the right of Bancshares or any such subsidiary to terminate a participant’s employment at any time.

     Amendments. The Plan provides that the Bancshares Board of Directors may amend the Plan at any time. However, no amendment may be made without the employee’s consent which would impair the rights of an employee with respect to an award that has already been granted under the Plan. The Plan may also not be amended without the approval of the stockholders if an amendment would (i) increase the total number of shares reserved under the Plan, (ii) decrease the price of any option to less than 100% of the fair market value of the stock on the date of the grant, (iii) change the class of employees eligible to receive awards under the Plan, or (iv) extend the maximum term of options granted. The Compensation Committee may amend the terms of any award previously granted; however, no such amendment may impair the rights of any holder of an award without such holder’s consent.

     Stock Options. Options granted under the Plan may be either (i) an option intended to be and designated as an “incentive stock option” within the meaning of Code Section 422, or (ii) an option that is not an incentive stock option (a “non-qualified stock option”). The Compensation Committee has the authority to grant to any participant incentive stock options, non-qualified stock options, or both. Each participant is required to enter into an award agreement which will specify the number of shares subject to incentive stock options and/or the number of shares subject to non-qualified stock options. To the extent options granted under the Plan are incentive stock options, the aggregate fair market value (determined at the time the option is granted) of the common stock, with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year under the Plan (and any other incentive stock option plan of Bancshares or any subsidiary or predecessor corporation), may not exceed $100,000.

     The exercise price per share of the shares of common stock which will be issuable upon the exercise of an option may not be less than the fair market value of the common stock on the date the option is granted. “Fair market value”, on any date, is defined in the Plan to mean (i) if the common stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or immediately preceding date on which sales were reported, or (ii) if the common stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by the National Association of Securities Dealers through Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, fair market value will be determined by such other method as the Compensation Committee determines in good faith to be reasonable.

     If the individual to whom an option which is an incentive stock option is granted owns shares of common stock constituting in excess of 10% of the total combined voting power of all classes of stock of Bancshares or any of its subsidiaries issued and outstanding on the date the option is granted, the exercise price of such option will be at least 110% of the fair market value of the common stock on the date the option is granted.

     The Compensation Committee will determine in its discretion the period or periods during which the options will be exercisable and whether they may be exercised in whole or in part. Options will not be exercisable (i) prior to the first anniversary of the date of the grant, or (ii) more than 10 years after the date of the grant, except that if the option is an incentive stock option and the optionee, at the time of the grant, owns in excess of 10% of the total combined voting power of all classes of stock of Bancshares or any subsidiary corporation issued and outstanding on the date the option is granted, the option will not be exercisable more than five years after the date of the grant.

     Each option granted under the Plan will be exercisable, in such installments as the Compensation Committee in its discretion determines. Payment for shares of common stock purchased upon exercise of an option will be in cash, payable in such manner as will be acceptable to Bancshares, or by delivery of a number of previously owned shares of common stock having a fair market value on the exercise date equal to the exercise price, or a combination thereof. No shares of common stock will be issued until full payment for the shares has been made.

     To the extent permitted under applicable laws and regulations, at the request of an optionee and with the consent of the Compensation Committee, Bancshares will cooperate in a “cashless exercise” of an option. A cashless exercise may be effected by the optionee’s delivering to a registered securities dealer acceptable to the Committee instructions to sell a sufficient number of unrestricted shares of common stock to cover the costs and expenses associated with the exercise of the option.

     If an optionee’s employment with Bancshares or any of its subsidiaries terminates, the optionee’s options will continue to be exercisable, to the extent that they were exercisable on the date such employment terminated, for three months after such termination, except that if an optionee’s employment terminates because of the optionee’s death or disability, the optionee’s options will continue to be exercisable, to the extent they were exercisable on the date such employment terminated, for twelve months after such termination. In no event may any option be exercisable after the end of the period determined by the Compensation Committee. Any exercise after the optionee’s death may be made only by such optionee’s estate or by his beneficiaries or distributees who have acquired the right to exercise the option. If an optionee’s employment by Bancshares or any subsidiary terminates for any reason other than death or disability, the optionee’s options will thereafter terminate, except that, unless otherwise determined by the Committee, such options may be exercised, to the extent they were exercisable on the date such employment terminated, for the lesser of three months after such termination or the balance of the stated term of such options. In addition to the foregoing, an option will terminate automatically upon the exercise of a stock appreciation right (see below) granted in tandem with such option.

     Stock Grants. Under the Plan, the Compensation Committee may grant a specified number of shares of common stock to an employee subject to terms and conditions prescribed by the Committee, which may include achievement of specified business objectives, increases in specified indices and other comparable measurements of company or individual performance (a “stock grant”). Such shares of common stock, when transferred, may remain subject to restrictions on transfer by the employee and/or forfeiture provisions. The specific terms of any stock grant, and the conditions applicable to restricted stock, will be determined by the Committee and set forth in the award agreement.

     Stock Appreciation Rights. The Compensation Committee has the authority to grant any participant the right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of common stock on the date such right is exercised, over the fair market value on the date of grant of such right (a “stock appreciation right” or “SAR”). Each award agreement relating to a stock appreciation right will specify the number of shares of common stock with respect to which the participant may become entitled to receive payment as well as the period during which SARs will be exercisable. An SAR may not be exercisable (i) prior to the first anniversary of the date of the grant, or (ii) more than 10 years after the date of the grant.

     Except as otherwise provided in the Plan, each SAR granted under the Plan will be exercisable, in such installments as the Compensation Committee will in its discretion determine. SARs granted under the Plan may be exercised from time to time as to all or part of the number of shares of common stock as to which such SARs are then exercisable. SARs granted under the Plan will terminate as if such SARs were options.

     SARs granted under the Plan may be granted in tandem with one or more options granted to the same participant. However, if such option is an incentive stock option: (i) the amount payable upon exercise of the SAR cannot exceed the excess, if any, of the market price of the number of shares of common stock with respect to which the SAR is exercised on the date of such exercise over the exercise price of the option with respect to the same number of shares; (ii) the SAR may be transferred only when, and to the extent that, the option may be transferred; and (iii) the SAR may be exercised only when, and to the extent of the number of shares with respect to which the stock appreciation right is exercised. Otherwise, except as provided in the award agreement in the case of an SAR granted in tandem with a non-qualified stock option, a “tandem SAR” will terminate at the same time as the related option terminates.

Certain Federal Income Tax Aspects of the Plan

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for at least one year after the date of exercise and for at least two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the exercise price and the amount received for such shares upon disposition.

     In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a “disqualifying disposition”), the optionee will realize ordinary income to the extent of the lesser of (i) the fair market value of the common stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

     For alternative minimum tax purposes, the excess of the fair market value of the common stock on the date of the exercise of the incentive stock option over the exercise price of the option is an item of tax preference giving rise to potential tax liability in the event that the alternative minimum tax applies to the optionee. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

     Bancshares will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, Bancshares will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     The exercise of an option with previously acquired stock of Bancshares will be treated as, in effect, two separate transactions. Pursuant to Code Section 1036, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee’s basis in these additional shares will be zero and the optionee’s holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

     Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified stock option, the excess of the fair market value of the common stock when the option is exercised over its cost to the optionee will be (i) taxable to the optionee as ordinary income and (ii) generally deductible for income tax purposes by Bancshares.

     The exercise of a non-qualified stock option with already owned stock of Bancshares will be treated as two transactions. First, there will be a tax-free exchange of the old shares for a like amount of new shares under Code Section 1036, with the new shares retaining the basis and holding periods of the old shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares and the option price) is taxable to the employee as ordinary income under Code Section 83, as is the case with any nonqualified option. The new shares will have a basis equal to the spread between the fair market value of the new shares and the option price.

     The optionee’s tax basis in his stock will equal his cost for the stock plus the amount of ordinary income that is recognized with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

     Stock Grants. Stock grants subject to restrictions are generally not taxable to participants at the time of grant and Bancshares generally claims no deduction at that time. Bancshares receives a deduction and the grantee recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse, unless the grantee elects, within thirty days of transfer, to recognize the income on the transfer date, in accordance with Code Section 83. If the grantee makes an election under Code Section 83, Bancshares receives a corresponding deduction. Any dividends received on restricted stock prior to the date the participant recognizes income on that stock are taxable compensation income when received and Bancshares is entitled to a corresponding tax deduction at such time.

     SARs. When the Committee grants a SAR, the grantee realizes no income and Bancshares can claim no deduction. The cash or the fair market value of stock received on an SAR exercise is taxed to the participant as ordinary income, and Bancshares is entitled to a corresponding tax deduction at such time.

Vote Required

     Approval of the amendment to the Plan requires the affirmative vote of a majority of Bancshares’ Common Stock voted at the Meeting. Shares represented by executed proxy cards will be voted for this proposal unless otherwise specified on the proxy card.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2002, relating to shares of common stock under the equity compensation plans maintained by Bancshares. The information does not include the additional shares subject to stockholder approval under the proposed amendment.

	(a)	(b)	(c)
Number of securities
remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	308,156	28.80	84,268

Equity compensation plans not approved by security holders	—	—	—

Total	308,156	28.80	84,268

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares’ officers and directors, and persons who own more than ten percent of a registered class of Bancshares equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and beneficial owners of more than ten percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the registrant pursuant to Rule 16(a)-3(e) during its most recent fiscal year, Bancshares is not aware that any director, officer, or beneficial owner of more than 10% of its common shares failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except as set forth below.

OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

     The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares’ outstanding Common Stock as of March 4, 2003:

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

TON Finance, B.V.	348,265 shares	8.92%
De Ruyterkade 120 1011 AB
Amsterdam, Netherlands
CB Bancshares, Inc. Employee Stock Ownership Plan[1]	265,535 shares	6.80%
Pacific Century Trust, Trustee
Financial Plaza of the Pacific
111 South King Street
Honolulu, Hawaii 96813
Banc Fund IV, V and VI L.P.	195,502 shares	5.01%
208 S. LaSalle St.
Chicago, Illinois 60604

1Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the Retirement Benefits Committee. The Trustee has sole investment power.

     Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

INDEPENDENT AUDITOR

     During 2003, KPMG LLP completed its examination of the consolidated financial statements of Bancshares for 2002. A representative of KPMG LLP is expected to be present at the 2003 annual meeting and will have the opportunity to make a statement and is expected to respond to appropriate questions.

OTHER MATTERS

     The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation.

FINANCIAL STATEMENTS

     Bancshares’ 2002 Annual Report to stockholders, including financial statements, has accompanied or preceded the mailing of this proxy statement.

     Bancshares will provide, without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 2002. Such written request should be directed to Mr. Dean K. Hirata, Senior Vice President and Chief Financial Officer, CB Bancshares, Inc., 201 Merchant Street, Suite 1200, Honolulu, Hawaii 96813.

STOCKHOLDER PROPOSAL

     In order for any stockholder proposal to be included in Bancshares’ proxy statement and proxy as an item of business for the 2004 annual meeting of stockholders of Bancshares, it must be received at the principal executive offices of Bancshares not later than November 14, 2003.

OTHER BUSINESS

     The Board of Directors does not know of any other matter to be presented at the 2003 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Caryn S. Morita Secretary

March 13, 2003

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

CB BANCSHARES, INC.

IMPORTANT - PLEASE SIGN AND RETURN IMMEDIATELY

CB BANCSHARES, INC., 201 Merchant Street, Honolulu, Hawaii 96813

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL
MEETING OF STOCKHOLDERS

     The undersigned stockholders of CB Bancshares, Inc. (“Bancshares”) hereby constitutes and appoints Colbert M. Matsumoto, Mike K. Sayama and Maurice H. Yamasato and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the 2003 Annual Meeting of Stockholders of Bankshares to be held on Thursday, April 24, 2003 at 9:00 a.m., on the second floor, City Financial Tower, Honolulu, Hawaii, on any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CB BANCSHARES, INC.

April 24, 2003

COMPANY NUMBER

Please date, sign and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

-   Please detach and mail in the envelope provided.  -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect four (4) Class II Directors to serve until the 2006 annual meeting of stockholders and until their successors are elected.

NOMINEES
☐	FOR ALL NOMINEES	( ) Donald J. Andres
( ) Ronald K. Migita
☐	WITHHOLD AUTHORITY	( ) Calvin K.Y. Say
	FOR ALL NOMINEES	( ) Dwight L. Yoshimura

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Stock Compensation Plan.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 4, 2003, will be entitled to notice of and to vote at the Meeting or any adjournment or postponements thereof.

IF NO DIRECTION IS INDICATED, THIS VOTING INSTRUCTION CARD WILL BE VOTED FOR ALL PROPOSALS ABOVE.

THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED. IF THE CARD IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.